UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
         [ ]  Preliminary Proxy Statement
         [ ]  Confidential, For Use of the Commission Only (as permitted by
               Rule 14a-6(e)(2))
         [X]  Definitive Proxy Statement
         [ ]  Definitive Additional Materials
         [ ]  Soliciting Material Pursuant to ss. 240.14a-12

                               INFOCROSSING, INC.
                (Name of Registrant as Specified in Its Charter)

                                       N/A
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)
         [X] No fee required.
         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
              0-11.
         (1) Title of each class of securities to which transaction applies:
         -------------------------------------------------
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         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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         [ ] Fee paid previously with preliminary materials:
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              0-11(a)(2) and identify the filing for which the offering fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1) Amount previously paid:
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


                               INFOCROSSING, INC.
                            2 CHRISTIE HEIGHTS STREET
                                LEONIA, NJ 07605
                                 (201) 840-4700

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 15, 2004

                           --------------------------

The Annual Meeting of Stockholders will be held at 9:00 A.M. on Tuesday, June 15, 2004, at the offices of the Company at 2 Christie Heights Street, Leonia, NJ 07605, for the following purposes:

     1.   To elect two Directors of the Company for a three-year term;

     2. To approve a proposal to amend the Company's 2002 Stock Option and Stock Appreciation Rights Plan to increase the total number of shares of common stock for which options may be granted from 1.000,000 to 2.000,000; and

     3. To transact such other business as may properly come before the Annual Meeting.

Only stockholders of record at the close of business on April 29, 2004 will be entitled to vote at the Annual Meeting.


             YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU DO ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.


                                    By order of the Board of Directors,

                                    /S/ NICHOLAS J. LETIZIA
                                    Nicholas J. Letizia
                                    Secretary




May 12, 2004

                               INFOCROSSING, INC.
                            2 CHRISTIE HEIGHTS STREET
                            LEONIA, NEW JERSEY 07605
                                 (201) 840-4700
                          ----------------------------

                                 PROXY STATEMENT
       FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 15, 2004
                        --------------------------------

                               GENERAL INFORMATION

The enclosed Proxy is solicited on behalf of the Board of Directors of Infocrossing, Inc. (the "Company") for use at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at 9:00 A.M. on Tuesday, June 15, 2004 (the "Meeting Date"), at the offices of the Company at 2 Christie Heights Street, Leonia, NJ 07605.

The authority granted by an executed Proxy may be revoked at any time before its use by (a) filing a written revocation with the Secretary of the Company, (b) submitting a new, duly-executed Proxy bearing a later date, or (c) voting in person at the Meeting. Shares represented by valid Proxies will be voted at the Meeting in accordance with the specifications in the Proxies.

If no specifications are made in otherwise properly executed Proxies, they will be voted FOR the election of the Directors nominated by the Board and FOR the approval of the amendment to the Company's 2002 Stock Option and Stock Appreciation Rights Plan (the "Plan").

Only stockholders of record at the close of business on April 29, 2004 (the "Record Date") will be entitled to vote at the Meeting, either in person or by Proxy. On the Record Date, the Company had outstanding 18,326,419 shares of common stock, $0.01 par value, each entitled to one vote. The common stock is the Company's only class of voting stock currently outstanding. A majority in interest of the outstanding voting stock, represented at the Meeting either in person or by Proxy, constitutes a quorum for the transaction of business.

The Company will bear the cost of the solicitation of Proxies including, upon request, reimbursement of brokerage companies and other nominees for their reasonable expenses in forwarding solicitation materials to beneficial owners of common stock. In addition to the use of the mails, employees of the Company may devote part of their time to the solicitation of Proxies by telephone, telegraph, or in person, but no additional compensation will be paid to them.

The approximate date on which this Proxy Statement and accompanying Proxy are first being sent or given to stockholders is May 12, 2004.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of April 9, 2004 by (a) all current Directors of the Company, (b) the Chief Executive Officer and the four most highly compensated executive officers of the Company whose salary exceeded $100,000 in the most recent year (the "Named Executives"), (c) all current Directors and executive officers as a group, and (d) any other person known by the Company to be the beneficial owner of more than 5% of its common stock. Beneficial ownership includes shares that the beneficial owner has the right to acquire within sixty days of the above date from the exercise of options, warrants, or similar obligations. If no address is shown, the address of the beneficial owner is in care of the Company.

                                    BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK
----------------------------------------------------------------------------------------------------------------------------
                                                                                  Number of Shares            Percentage
Name and Address of Beneficial Owner                                             Beneficially Owned            of Class
-------------------------------------------------------------------------     -------------------------    -----------------
Zach Lonstein                                                                  (1)           1,566,191           8.5%
-------------------------------------------------------------------------     ------ ------------------    -----------------
Robert B. Wallach                                                              (2)             526,420           2.8%
-------------------------------------------------------------------------     ------ ------------------    -----------------
Patrick A. Dolan                                                               (3)             200,000           1.1%
-------------------------------------------------------------------------     ------ ------------------    -----------------
Roger A. Barrios                                                               (4)              54,448            *
-------------------------------------------------------------------------     ------ ------------------    -----------------
Thomas Laudati                                                                 (5)              32,993            *
-------------------------------------------------------------------------     ------ ------------------    -----------------
Nicholas J. Letizia                                                            (6)              31,831            *
-------------------------------------------------------------------------     ------ ------------------    -----------------
Kathleen A. Perone                  22 Ocean Drive Avenue
                                    Monmouth Beach, NJ  07750                  (7)              57,500            *
-------------------------------------------------------------------------     ------ ------------------    -----------------
Michael B. Targoff                  1330 Avenue of the Americas
                                    New York, NY  10019                        (8)              53,750            *
-------------------------------------------------------------------------     ------ ------------------    -----------------
Peter J. DaPuzzo                    378 Taconic Road
                                    Greenwich, CT  06831                       (9)              67,250            *
-------------------------------------------------------------------------     ------ ------------------    -----------------
All current Directors and executive officers as a group (13 persons)          (10)           2,827,289          14.4%
-------------------------------------------------------------------------     ------ ------------------    -----------------
Janus Capital Management, LLC       100 Fillmore Street                       (11)           2,412,118          12.8%
                                    Denver, CO  80206
--------------------------------------------------------------------------    ------ ------------------    -----------------
Federated Equity Funds              140 East 45th Street - 43rd Floor         (12)           1,717,558           9.2%
                                    New York, NY  10017
--------------------------------------------------------------------------    ------ ------------------    -----------------
Camden Partners                     One South Street - Suite 2150
                                    Baltimore, MD  21202                      (13)           1,927,755           9.9%
--------------------------------------------------------------------------    ------ ------------------    -----------------
Jack Silver                         660 Madison Avenue                        (14)             942,252           5.1%
                                    New York, NY  10021
--------------------------------------------------------------------------    ------ ------------------    -----------------
* Less than 1% of Class

     (1) Includes 154,945 shares of common stock issuable upon exercise of options held by Mr. Lonstein. Also includes 750,000 shares, held by Mr. Lonstein, that are subject to options held by MidOcean Capital Investors, L.P., Sandler Capital Management, and other parties to a private placement of securities (see "Certain Relationships and Related Party Transactions" below).

     (2) Includes 481,495 shares of common stock issuable upon exercise of options held by Mr. Wallach.

     (3) Includes 200,000 shares of common stock issuable upon exercise of options held by Mr. Dolan.

     (4) Includes 54,448 shares of common stock issuable upon exercise of options held by Mr. Barrios.

     (5) Includes 32,993 shares of common stock issuable upon exercise of options held by Mr. Laudati.

     (6) Includes 31,831 shares of common stock issuable upon exercise of options held by Mr. Letizia

     (7) Includes 57,500 shares of common stock issuable upon exercise of non-qualified options held by Ms. Perone.

     (8) Includes 53,750 shares of common stock issuable upon exercise of options held by Mr. Targoff.

     (9) Includes 61,250 shares of common stock issuable upon exercise of options held by Mr. DaPuzzo.

     (10) Includes 1,365,118 shares of common stock issuable upon exercise of options collectively held by the thirteen Directors and executive officers of the Company.

     (11) Includes 521,660 shares of common stock issuable upon exercise of warrants, issued in connection with a private placement of common stock by the Company in October 2003, held by various Janus Funds.

     (12) Includes 445,293 shares of common stock issuable upon exercise of warrants, issued in connection with a private placement of common stock by the Company in October 2003, held by various Federated Kaufman Funds.

     (13) Includes 8,571 common shares issuable upon exercise of warrants received in connection with a prior loan to the Company, 1,062,500 shares of common stock issuable upon exercise of warrants received in connection with a Securities Purchase Agreement (See "Certain Relationships and Related Party Transactions", below), and 111,324 shares of common stock issuable upon exercise of warrants, issued in connection with a private placement of common stock by the Company in October 2003. Includes securities held by Camden Partners Strategic Fund II-A, L.P.; Camden Partners Strategic Fund II-B, L.P.; the Cahill, Warnock Strategic Partners Fund, L.P.; and Strategic Associates, L.P., (the "Camden Entities"). Along with Cahill, Warnock Strategic Partners, L.P., each fund has shared voting and dispositive power over the total number of shares owned by the Camden Entities. Each of the Camden Entities disclaims beneficial ownership over any shares not held of record by it.

     (14) Includes 139,288 shares of common stock issuable upon exercise of warrants, issued in connection with a private placement of common stock by the Company in October 2003, held by Mr. Silver and Sherleigh Associates. Jack Silver is a natural person with control over the Sherleigh Associates Inc. Profit Sharing Plan and other related parties.


                       PROPOSAL I - ELECTION OF DIRECTORS
                       ----------------------------------

The Board currently consists of seven Directors divided into three classes.

The persons named in the table below are the Class B Directors nominated by the Board for election at the Meeting, each to serve a three-year term or until their respective successors are duly elected and qualified. Each has consented to being named a nominee in this Proxy Statement and has agreed to serve as a Director if elected at the Meeting. Unless otherwise indicated, the persons named in the Proxy intend to vote their shares for the election of these nominees. If any nominee becomes unable to serve prior to the Meeting, Proxies will be voted for such other candidates as may be nominated by the Board of Directors.

Directors will be elected by a plurality of the votes properly cast at the meeting. Abstentions and broker non-votes will not be treated as votes cast for this purpose, but will be treated as shares present for the purpose of determining whether a quorum is present.
                                                                  DIRECTOR
NAME                   POSITIONS WITH THE COMPANY    AGE           SINCE
-------------------    --------------------------   ------    --------------

Kathleen A. Perone     Director                       50            2000

Michael B. Targoff     Director                       59            2001


THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO ELECT THE TWO NOMINEES LISTED ABOVE AS DIRECTORS OF THE COMPANY.

The name, principal occupation with the Company, and certain information concerning each of the Directors and executive officers of the Company as of April 28, 2004 are set forth in the table below. Also set forth following the table is certain additional information regarding each individual's business experience.

                                                                                     DIRECTOR         TERM
NAME                         POSITIONS WITH THE COMPANY                    AGE         SINCE         EXPIRES
-------------------------    ----------------------------------------     -------    -----------    -----------
Zach Lonstein                Chief Executive Officer & Chairman             60          1984           2005
                                Of the Board of Directors

Robert B. Wallach            Vice Chairman & Director                       65          2001           2005

Patrick A. Dolan             President, Chief Operating                     46          2004           2005
                                Officer & Director

Roger A. Barrios             Senior Vice President of the Company           53           -              -
                                and President of a subsidiary

Jim Cortens                  Executive Vice President                       48           -              -

William J. McHale            Senior Vice President, Finance                 49           -              -

Thomas Laudati               Senior Vice President,                         46           -              -
                                Enterprise Engineering

Garry Lazarewicz             Senior Vice President, Research                55           -              -
                                & Development

Nicholas J. Letizia          Senior Vice President, General                 52           -              -
                                Counsel, Treasurer & Secretary

Michael Wilczak              Senior Vice President -                        33           -              -
                                Corporate Development

Peter J. DaPuzzo             Director                                       63          2001           2006

Kathleen A. Perone           Director                                       50          2000           2004

Michael B. Targoff           Director                                       59          2001           2004

Howard L. Waltman            Director                                       71          2004           2006

ZACH LONSTEIN has been the Company's Chairman of the Board since he organized the Company in 1984, Chief Executive Officer from 1984 through June 2000 and from November 2001 to the present, and President from 1984 to May 1996. From 1981 to 1984, Mr. Lonstein was Vice President and General Manager of the Commercial On-Line division of Informatics General Corporation ("Informatics" subsequently renamed Sterling Federal Systems, Inc.), a computer software and services company listed on the New York Stock Exchange. In 1970, Mr. Lonstein was a founder and President of Transportation Computing Services Corp. ("TCS"). In 1981, TCS was sold to Informatics. The Company purchased the Commercial On-Line division of Informatics in 1984.

ROBERT B. WALLACH joined the Company in June 1995, and was appointed Vice Chairman on April 2, 2004. Mr. Wallach was President of the Company from May 1996 until June 2000 and from November 2001 until April 2, 2004; Chief Operating Officer from April 2001 until April 2, 2004; and a Director of the Company from 1992 until May 2000 and from August 2001 to the present. From June 2000 through April 2001, he was President of the Company's Managed Services Division. Prior to June 1995, he was sole proprietor of Horizons Associates, a consulting firm he founded in 1985. Mr. Wallach has more than 20 years of operating experience including senior management positions with Boeing Computer Services, Informatics, and the Financial Information Services Group/Strategic Information division of Ziff Communications.

PATRICK A. DOLAN served as chairman and chief executive officer of ITO Acquisition Corporation, doing business as Systems Management Specialists ("SMS"), until the acquisition of SMS by the Company on April 2, 2004, when Mr. Dolan was appointed as President and Chief Operating Officer of the Company. During his tenure at SMS, Mr. Dolan was involved in virtually every aspect of the business, including development of the organization's business strategy, overseeing operations, service delivery, business development, marketing, human resources and account management. Before joining SMS in November 1994, he was Vice President of Sales and Marketing with SHL Systemhouse from March 1992 through November 1994. Mr. Dolan has more than 25 years of experience in the IT services industry, including positions with Citicorp and ACS.

ROGER A. BARRIOS has served as President of AmQUEST, Inc. ("AmQUEST") since its inception in 1995 and continues in this position subsequent to the acquisition of AmQUEST by the Company in February 2002. Mr. Barrios also serves as a Senior Vice President of the Company. Prior to joining AmQUEST, Mr. Barrios served in several positions between 1980 and 1995 within American Software, Inc., the prior parent of AmQUEST.

JIM CORTENS served as President of SMS, until the acquisition of SMS by the Company on April 2, 2004, when Mr. Cortens was appointed as Executive Vice President of the Company. As President of SMS, Mr. Cortens was responsible for all financial and commercial aspects associated with new and existing customer relationships. Before joining SMS in November 1994, he was Director of Data Center Services and later Director of Business Development with SHL Systemhouse from July 1988 until joining SMS in 1994. His employment experience also includes professional positions with Richardson Greenshields and Manitoba Data Services in Winnipeg, Canada.

WILLIAM J. MCHALE was named Senior Vice President, Finance of the Company in September 2002. Prior to joining Infocrossing, from 1990 through 2001, Mr. McHale was Chief Financial Officer and Executive Vice President at Eden LLC, a regional importer and distributor. He assisted with that company's sale of its brand and licensing rights to Learning Curve International. Eden LLC filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code on June 15, 2001. Prior to Eden, Mr. McHale held senior operations and finance positions with Amerada Hess Corporation and several private companies. Mr. McHale, a Certified Public Accountant also spent six years with Arthur Andersen & Co..

THOMAS LAUDATI has been Senior Vice President, Technical Services, of the Company since 1997 and a Vice President of the Company since 1995, when the Company purchased MCC Corp. Mr. Laudati joined MCC Corp in 1988 as a senior analyst, and was promoted to Vice President of Technical Services in April 1991. Prior to joining MCC Corp., Mr. Laudati held positions in the programming departments of Horizons Bancorp and Colonial Life Insurance Company.

GARRY LAZAREWICZ has been Senior Vice President, Research & Development, of the Company since August 1, 1999, and Vice President since June 1995, when the Company purchased MCC Corp. Mr. Lazarewicz, who oversees all corporate research and development, joined MCC Corp. in 1979, and was promoted to Vice President in 1985. From 1971 through 1979, he was employed at Global Terminal and Computer Services, where his last position was Director of MIS.

NICHOLAS J. LETIZIA joined the Company as Chief Financial Officer and Secretary in November 1998. In April 2001, Mr. Letizia ceased being the Company's Chief Financial Officer and was named to the new position of Senior Vice President and General Counsel. In June 2002, he was named to the additional position of Treasurer. Prior to joining Infocrossing, he was Chief Financial Officer of InterEquity Capital Corporation, the general partner of a Small Business Investment Company. Before joining InterEquity in November 1997, he was Vice President of, and later a consultant to, Helmstar Group, Inc. from 1987 until November 1997. His employment experience also includes professional positions with Arthur Andersen & Co. and Donaldson, Lufkin & Jenrette. Mr. Letizia is a Certified Public Accountant (Inactive Status) and a member of the New Jersey Bar.

MICHAEL WILCZAK joined the Company as Senior Vice President of Corporate Development on March 1, 2001. Prior to joining Infocrossing, Mr. Wilczak was Director of e-Infrastructure Outsourcing for Cabletron Systems and its spin-off, Global Network Technology Services. From October 1998 through October 1999, when he joined Cabletron, Mr. Wilczak was Marketing Development Manager for Qwest Communications, and from June 1993 until leaving to join Qwest, he held several positions with AT&T, the last being Client Business Manager.

PETER J. DAPUZZO was reelected to the Board of Directors on November 27, 2001. He had previously served on the Company's Board from July 1999 through May 2000. Prior to 2002, Mr. DaPuzzo was the Co-President and CEO of Cantor Fitzgerald and Company, the equity institutional sales and trading division of Cantor Fitzgerald LP. Mr. DaPuzzo is also a Senior Managing Director of Cantor Fitzgerald LP. Mr. DaPuzzo joined Cantor Fitzgerald in 1993. Mr. DaPuzzo is President of the National Organization of Investment Professionals, a professional group of institutional and broker dealer senior managers, a member the Presidential Advisory Committee to the President of Security Traders Association of New York, and a member and the immediate past Chairman of the Securities Industry Association - Institutional Traders Committee.

KATHLEEN A. PERONE was elected to the Board of Directors in September 2000. In June 2002, Ms. Perone became President and Chief Executive Officer of Focal Communications, Inc., headquartered in Chicago, IL. Beginning in April 2000, Ms. Perone was Managing Director of Acappella Ventures LLC, a Delaware limited liability corporation, which invested in early stage telecommunications and technology enterprises. From August 2001 to February 2002, she was Chairman and Chief Executive Officer of Lightrade, Inc., a private corporation that filed in March 2001 for bankruptcy protection under Chapter 7 of the U.S. Bankruptcy Code. From January 1998 through March 2000, Ms. Perone was employed by Denver-based Level(3) Communications, LLC as President - North American Operations. Prior to 1998, Ms. Perone held various positions with MFS Communications (now WorldCom), including President - Global Services Division and President - Telecom East. Ms. Perone is also a member of the boards of directors of Focal Communications Corp and Tellium, Inc.

MICHAEL B. TARGOFF was elected to the Board of Directors in May 2001. Mr. Targoff is the owner of Michael B. Targoff & Co., a company he founded in January 1998 that seeks active or controlling investments in telecommunications and related industry early stage companies. From January 1996 through January 1998 Mr. Targoff was president and chief operating officer of Loral Space and Communications Ltd. Mr. Targoff had been senior vice president of Loral Corporation prior to the combination of Loral's defense electronics and systems integration businesses with Lockheed Martin in 1996. Mr. Targoff is a director and chairman of the audit committee for both Globalstar Telecommunications Limited and Leap Wireless International, Inc., and a director of ViaSat, Inc.

HOWARD L. WALTMAN was elected to the Board of Directors in April 2004. He had previously served on the Company's Board from 1997 to May 2000. Mr. Waltman is a director and, until 2000, was Chairman of Express Scripts, Inc. ("ESI"), a Company he formed in 1986 as a subsidiary of Sanus, of which he was also a founder and former Chairman. Sanus was acquired by New York Life Insurance Company in 1987. ESI, which provides mail order pharmacy services and pharmacy claims processing services, was spun out of Sanus and taken public in June 1992. Mr. Waltman also founded Bradford National Corp., which was sold to McDonnell Douglas Corporation.

MEMBERS OF THE BOARD OF DIRECTORS

The Board of Directors currently has seven members: Zach Lonstein, Robert B. Wallach, Patrick A. Dolan, Peter J. DaPuzzo, Kathleen A. Perone, Michael B. Targoff, and Howard L. Waltman. The Board of Directors has determined that the following members of the Board are independent directors, as such term is defined in NASDAQ Rule 4200(a)(15): Peter J. DaPuzzo, Kathleen A. Perone, Michael B. Targoff, and Howard L. Waltman. The independent directors intend to meet from time to time in executive session without the other members of the Board.

On October 21, 2003, the Company purchased and retired all of its outstanding Series A Preferred Stock. In connection with this transaction, Messrs. Tyler T. Zachem, Richard D. Keller, and Timothy W. Billings, and Ms. Samantha McCuen, who had been members of the Company's Board of Directors representing the holders of the Series A Preferred Stock, resigned on the closing date. Mr. Dolan and Mr. Waltman joined the Board of Directors in April 2004.

The Board of Directors held eleven meetings during 2003 and took two actions by unanimous written consent. During 2003 (or for such shorter period during which they served) all Directors attended at least 75% of the meetings of the Board of Directors and the meetings of the committees on which they served.

The Company encourages all Board Members to attend its Annual Meeting of Stockholders. At the Annual Meeting held on June 24, 2003, all but one of the then-current Directors were in attendance.

COMMITTEES OF THE BOARD OF DIRECTORS

The Company has a standing Audit Committee of the Board of Directors and a standing Options and Compensation Committee of the Board of Directors. The Company does not currently have a nominating committee. The Company values the input of all directors, whether independent or not, in the nominating process, but also requires the approval of a majority of the independent directors for the nomination of any candidate. The Company believes that this process offers the same protection as a separate nominating committee.

The entire Board of Directors participates in the evaluation and recommendation of candidates for election as Directors, the size and composition of the Board, and the implementation of the Company's corporate governance policies. Director nominees must be approved by a majority of the independent directors (as independence is defined in the NASDAQ rules) as well as a majority of the full Board. In evaluating candidates to serve as Directors, the Board of Directors considers professional ethics and values, relevant managerial experience, and commitment to enhancing shareholder value. The Board of Directors regularly assesses the size of the Board, whether any vacancies are anticipated, and the need for particular expertise. Candidates may come to the attention of the Board of Directors from current Board members, shareholders, or other persons. The Board of Directors will consider shareholder recommendations of candidates when the recommendations are submitted in a proper manner. Any shareholder recommendations should include the candidate's name and qualifications to serve as a Director. Submissions should be addressed to Corporate Secretary, Infocrossing, Inc., 2 Christie Heights Street, Leonia, NJ 07605. For potential nominees to be considered at the 2005 annual meeting of stockholders, the Corporate Secretary must receive the information no earlier than December 14, 2004 and no later than January 13, 2005. The notice must include the candidate's age, business address, residence address, principal occupation or employment, the number of shares beneficially owned by the candidate, and information that would be required to solicit a proxy under federal securities laws. The notice must also include the nominating shareholder's name, address, and the number of shares beneficially owned, as well as the period such shares have been held by, the nominating shareholder. The current nominees, Ms. Perone and Mr. Targoff, have been members of the Board since 2000 and 2001, respectively, and have been unanimously approved by the Board of Directors to stand for reelection as Director.

AUDIT COMMITTEE

During 2003, the Audit Committee consisted of Ms. Perone (Chairperson) and Messrs. Targoff, and DaPuzzo. The Audit Committee met six times in 2003, and took four actions by unanimous written consent. Each of the members of the Audit Committee meets the requirements for being members as prescribed by the listing standards of the Nasdaq Stock Market including the independence standards of the Nasdaq Stock Market and applicable SEC rules. The Company does not have a financial expert, as that term is defined in Regulation S-K 401(h)(2), serving on its audit committee. The Company has not yet identified a peron to serve as a director, and consequently as a member of the Audit Committee, who meets the SEC criteria to be a financial expert.

The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of this charter, as amended, is included as Appendix A.

The Audit Committee has the ultimate authority and responsibility to appoint, establish the compensation for, evaluate and, where appropriate, replace the independent auditors of the Company's financial statements, and the independent auditors report directly to the Audit Committee. The Company requires that all services provided by the independent auditors be pre-approved by the Audit Committee. The Audit Committee meets periodically with management and the Company's independent certified public accountants to discuss their evaluation of internal accounting controls, the quality of financial reporting, and related matters. The independent auditors have free access to members of the Audit Committee without the presence of management, if necessary, to discuss the results of their audits. The report of the Audit Committee begins on page 16.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Through October 21, 2003, the Options and Compensation Committee consisted of Messrs. Zachem (Chairman) and Lonstein, Ms. McCuen, and Ms. Perone. On October 21, 2003, Mr. Zachem and Ms. McCuen resigned from the Committee following the redemption of the Company's Series A Preferred Stock. On December 15, 2003, Mr. Lonstein resigned from the Committee. Ms. McCuen and Mr. Zachem were non-employee Directors and were Managing Directors of affiliates of organizations that had an investment in the Company (See "Certain Relationships and Related Party Transactions" below). Mr. Lonstein is an executive officer of the Company. Effective December 15, 2003, the Options and Compensation Committee consisted solely of Ms. Perone and Mr. Targoff, each of whom is an independent director under Nasdaq rules.

OPTIONS AND COMPENSATION COMMITTEE

The Options and Compensation Committee of the Board of Directors of the Company is responsible for, among other matters, establishing policies applicable to the compensation of the Company's executive officers and reporting on such policies to the Board of Directors and stockholders; determining the salaries, incentive compensation and other remuneration of executive officers of the Company; and reviewing salaries, compensation and remuneration for all other officers of the Company. The Committee regularly reviews the effectiveness of the Company's executive compensation practices and revises them as appropriate. The Board may also delegate the authority to the Options and Compensation Committee to negotiate contracts with certain employees. The Options and Compensation Committee met twice during 2003, and took seven actions by unanimous written consent. A report on the compensation philosophy of the Committee and its executive compensation activities during 2003 appears beginning on page 12.

EXECUTIVE COMMITTEE

The Executive Committee of the Board of Directors may act with the authority of the Board except that it may not (i) submit any matter to a vote of the stockholders, (ii) fill any Board vacancies, (iii) set any compensation for Board members, and (iv) amend or repeal the By-Laws or any Board resolution which by its terms may not be so amended or repealed. The Executive Committee consisted of Messrs. Lonstein (Chairman), Keller, Targoff, Wallach, and Zachem until October 22, 2003. Effective December 15, 2003, the Executive Committee was reconstituted to consist solely of Messrs. Lonstein and Targoff. Mr. Lonstein is a management Director and Mr. Targoff is an independent Director. It was not necessary for the Executive Committee to meet or take any action by written consent in 2003.

COMMUNICATIONS FROM SECURITY HOLDERS

Shareholders may communicate with the Board of Directors, including the independent Directors, by sending a letter to Infocrossing, Inc. - Board of Directors, c/o Corporate Secretary, Infocrossing, Inc., 2 Christie Heights Street, Leonia, NJ 07605. The Corporate Secretary has the authority to disregard or take other appropriate action with respect to any inappropriate communications. The Corporate Secretary will submit appropriate communications to the Chairman of the Board or to the specific Director(s) to whom the correspondence is directed.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The Summary Compensation Table below includes, for each of the years ended December 31, 2003, 2002, and 2001, individual compensation for services to the Company and its subsidiaries as paid to the Named Executives.

                                        SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------------------------------------
                                        Annual Compensation           Long Term Compensation
                               ------------------------------------ ----------------------------
                                                                              Awards
                                                                    ---------------------------
                                                                                  Securities
Name and Principal                                    Other Annual  Restricted    Underlying     All Other
Positions at                    Salary                Compensation     Stock     Options/SARs   Compensation
December 2003            Year   ($)(a)     Bonus ($)       ($)       Awards (#)       (#)            ($)
----------------------- ------ --------- ------------ ------------- ------------ -------------- -------------
Zach Lonstein           2003    409,131      -             -             -           10,000          -
Chief Executive         2002    413,437   145,000(b)       -             -                           -
Officer & Chairman      2001    397,031   225,000(d)       -             -             -             -
----------------------- ------ --------- ------------ ------------- ------------ -------------- -------------
Robert Wallach          2003    409,131      -             -             -           10,000          -
President & Chief       2002    413,437   145,000(b)       -             -                           -
Operating Officer       2001    397,031   225,000(d)       -             -             -             -
----------------------- ------ --------- ------------ ------------- ------------ -------------- -------------
Roger A. Barrios *      2003    208,689      -             -             -                           -
Sr. VP & President of   2002    209,274    20,000(c)       -             -           70,000          -
AmQUEST, Inc.           2001      -           -            -             -             -             -
----------------------- ------ --------- ------------ ------------- ------------ -------------- -------------
Nicholas J. Letizia     2003    183,635      -             -             -                           -
Sr. VP & General        2002    183,750    10,000(c)       -             -           10,000          -
Counsel                 2001    176,667    15,000(d)       -             -             -             -
----------------------- ------ --------- ------------ ------------- ------------ -------------- -------------
Thomas Laudati          2003    179,888      -             -             -                           -
Sr. VP                  2002    180,000    75,000(c)       -             -            2,500          -
                        2001    157,500    55,000(d)       -             -             -             -
----------------------- ------ --------- ------------ ------------- ------------ -------------- -------------

* On February 5, 2002, the Company purchased AmQUEST, Inc., and Mr. Barrios was made President of this subsidiary and Senior Vice President of the Company on that date.

     (a) Messrs Lonstein, Wallach, Barrios, Letizia, and Laudati each voluntarily reduced their salaries by 5% for the fourth quarter of 2003.

     (b) Bonus earned in 2002 and paid in 2003. Messrs. Lonstein and Wallach each voluntarily waived their right to receive $50,000 of their bonus.

     (c)  Bonus earned in 2002, paid in April 2003.

     (d)  Bonus earned in 2001, paid in January 2002.

The Named Executives may participate in certain group life, health, and other non-cash benefit plans, which are generally available to all Company employees. The Company also maintains a 401(k) Savings Plan (the "Plan") covering all eligible employees who have attained the age of 21 years and worked at least 1,000 hours in a one-year period. The Company may make matching contributions at the discretion of the Board of Directors. For the twelve-month periods ended December 31, 2003, 2002, and 2001, the Company did not make any matching contributions.

OPTION GRANT TABLE

The following table gives information concerning grants of options made to the Named Executives during 2003:

                                 OPTION GRANTS DURING THE LAST FISCAL YEAR
----------------------------------------------------------------------------------------------------------------
                               INDIVIDUAL GRANTS                                   POTENTIAL REALIZABLE VALUE
---------------------------------------------------------------------------------  AT ASSUMED ANNUAL RATES OF
                      NUMBER OF      PERCENT OF                                   STOCK PRICE APPRECIATION FOR
                     SECURITIES    TOTAL OPTIONS                                           OPTION TERM
                     UNDERLYING      GRANTED TO                                   ------------------------------
                       OPTIONS      EMPLOYEES IN    EXERCISE       EXPIRATION
                     GRANTED (#)    FISCAL YEAR    PRICE ($/SH)        DATE          5% ($)         10% ($)
------------------- -------------- --------------- -------------- --------------- -------------- ---------------
Zach Lonstein          10,000 (a)       4.1%             $6.9755     01/29/13           $43,869        $111,172
Robert Wallach         10,000 (a)       4.1%             $6.9755     01/29/13           $43,869        $111,172
Nicholas J. Letizia        50 (b)        -               $9.9100     12/14/13              $312            $790
      "                15,000 (c)       6.1%             $9.9100     12/14/13           $93,485        $236,910
Thomas Laudati         10,000 (a)       4.1%             $6.9755     01/29/13           $43,869        $111,172
      "                15,000 (c)       6.1%             $9.9100     12/14/13           $93,485        $236,910

(a) These options become exercisable as to one-third of the shares on January 30, 2004, and as to one thirty-sixth of the shares each month thereafter for 24 months.

(b)      These options became exercisable in full on December 31, 2003.

(c) These options become exercisable as to one-third of the shares on December 15, 2004, and as to one thirty-sixth of the shares each month thereafter for 24 months.

The Company did not award any stock appreciation rights or reprice any stock options during the twelve months ended December 31, 2003.


AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES

The following table contains information concerning the stock options held by the Named Executives during the year ended December 31, 2003. No stock appreciation rights have been granted by the Company.

                          AGGREGATED OPTION EXERCISES DURING THE TWELVE MONTHS ENDED
                                 DECEMBER 31, 2003 AND YEAR-END OPTION VALUES
----------------------------------------------------------------------------------------------------------------
                          Securities Received           Number of Securities           Value of Unexercised
                            from Exercise of           Underlying Unexercised         In-the-Money Options at
                           Options during the          Options at December 31,           December 31, 2003
                          Twelve Months ended                 2003 (#)                        ($) (1)
                           December 31, 2003
                        -------------------------     --------------------------    ----------------------------
                                      Net Value
                        Number        Received                           Un-                             Un-
Name                    of Shares        ($)          Exercisable    Exercisable     Exercisable     Exercisable
--------------------    ----------    -----------     -----------    -----------    -------------    -----------
Zach Lonstein             -              -               175,500         10,000         $276,461        $51,545
Robert Wallach            -              -               477,050         10,000       $2,312,632        $51,545
Roger A. Barrios          -              -                42,784         27,216         $249,217       $158,533
Nicholas J. Letizia       -              -                30,163         22,887         $105,562        $67,229
Thomas Laudati            -              -                28,133         26,467        $196,274         $91,375

     (1) The amounts shown represent the aggregate excess of the market value of shares of common stock underlying in-the-money options at December 31, 2003 over the exercise price of those options.

COMPENSATION OF DIRECTORS

Members of the Board of Directors who are not full-time employees of the Company are granted non-qualified options to purchase 1,250 shares of the Company's common stock for each meeting attended. Subject to approval by the Board of Directors, members of the Audit Committee each receive an annual grant of a non-qualified option to purchase 2,500 shares of the Company's common stock. Employees of the Company who are also Directors, and Directors who were also affiliates of the funds that invested in the Company, do not receive compensation for their service as Directors.

In consideration of the significant extra effort given by Ms. Perone and Messrs. Targoff and DaPuzzo in the successful consummation of the recapitalization of the Company in October, each was awarded non-qualified options to purchase 5,000 shares of the Company's common stock.

Upon their initial election to the Board of Directors, Ms. Perone and Messrs. Targoff and DaPuzzo each were granted a non-qualified option to purchase 25,000 shares of the Company's common stock.


EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

Effective as of November 1, 1999, Mr. Lonstein and the Company entered into an employment agreement with a three-year term. This agreement provided for an annual salary of $375,000 with increases in the second and third years of at least 5% per annum and an annual bonus based upon parameters set by the Options and Compensation Committee. The Options and Compensation Committee of the Board of Directors had the right, which was not exercised, to provide for a greater annual increase and also the responsibility to set the parameters for the bonus calculation. The agreement also provided for a grant of a nonqualified option to purchase 150,000 shares of the Company's common stock at an exercise price equal to the market value of the stock on November 10, 1999, in accordance with the Plan. In addition, the agreement required that the Company provide Mr. Lonstein a current model automobile and purchase a health club membership. The agreement also provided that the Company shall nominate Mr. Lonstein to serve as the Chairman of the Company's Board of Directors. The agreement provides for a death or disability benefit equal to twice Mr. Lonsteins's base salary. If termination notice is given by either Mr. Lonstein or the Company, he will be paid for one year following such notice of termination. In addition, Mr. Lonstein would receive a pro rata portion of any bonus which the Options and Compensation Committee reasonably determines would have been payable with respect to the fiscal year in which Mr. Lonstein's employment terminates.

Effective as of November 1, 1999, Mr. Wallach and the Company entered into an employment agreement with a three-year term. This agreement provided for an annual salary of $375,000 with increases in the second and third years of at least 5% per annum and an annual bonus based upon parameters set by the Options and Compensation Committee. The Options and Compensation Committee of the Board of Directors had the right, which was not exercised, to provide for a greater annual increase and also the responsibility to set the parameters for the bonus calculation. The agreement also provided for a grant of a non-qualified option to purchase 150,000 shares of the Company's common stock at an exercise price equal to the market value of the stock on November 10, 1999, in accordance with the Plan. In addition, the agreement required that the Company provide Mr. Wallach a current model automobile and purchase a health club membership. The agreement provides for a death or disability benefit equal to twice Mr. Wallachs's base salary. If termination notice is given by either Mr. Wallach or the Company, he will be paid for one year following such notice of termination. In addition, Mr. Wallach would receive a pro rata portion of any bonus which the Options and Compensation Committee reasonably determines would have been payable with respect to the fiscal year in which Mr. Wallach's employment terminates.

The stated term of each of the foregoing employment agreements was to expire on October 31, 2002. At the end of the stated term, each agreement provides that will continue in full force until either the executive or the Company provides one year notice of termination. Neither the Company nor Messrs. Lonstein or Wallach have given such notice.

On April 2, 2004, Mr. Wallach was promoted to Vice Chairman.

In connection with the acquisition of SMS by the Company on April 2, 2004, the Company and Mr. Dolan entered into an employment agreement, cancelable by either party at any time, and providing for (1) a salary of $280,000, which may be increased annually by the Company's Board of Directors in their sole discretion; a grant of a fully vested option to purchase 200,000 shares of the Company's common stock at the fair market value of such stock on April 2, 2004; a current model automobile; and reimbursement of costs relating to maintaining an apartment in New Jersey. The agreement provides for Mr. Dolan to be named President and Chief Operating Officer of the Company, requires that Mr. Dolan be named to the Company's Board of Directors; and provides for the possibility of promotion to Chief Executive Officer after two years if certain revenue and other targets are achieved. The agreement provides for a severance payment, upon termination, equal to nine month's salary.

In connection with the acquisition of SMS by the Company on April 2, 2004, the Company and Mr. Cortens entered into an employment agreement, cancelable by either party at any time, and providing for (1) a salary of $250,000, which may be increased annually by the Company's Board of Directors in their sole discretion; a grant of a fully vested option to purchase 200,000 shares of the Company's common stock at the fair market value of such stock on April 2, 2004; and a current model automobile. The agreement provides for Mr. Cortens to be named Executive Vice President of the Company. The agreement provides for a severance payment, upon termination, equal to nine month's salary.

In connection with the acquisition of AmQUEST, Inc. on February 5, 2002, AmQUEST and Mr. Barrios entered into an employment agreement with a one year term with automatic three-month extensions. This agreement provides for an annual salary of $210,000, a vehicle allowance of $500 per month, and an annual bonus of up to 30% of his salary to be determined by the Board of Directors of AmQUEST. The agreement also provided for a grant of a non-qualified option to purchase 70,000 shares of the Company's common stock at an exercise price equal to the market value of the stock on February 5, 2002, in accordance with the Plan.

CODE OF ETHICS

The Company has adopted a code of ethics that applies to the Company's principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. A copy of the code of ethics is included as Appendix B. The Company has posted the code of ethics on its website at www.infocrossing.com. In addition, a copy of the code of ethics may be obtained by writing to Infocrossing, Inc., attention: Corporate Secretary, 2 Christie Heights Street, Leonia, NJ 07605.

REPORT ON EXECUTIVE COMPENSATION

The Options and Compensation Committee of the Board of Directors administers the compensation of the executive officers of the Company. Until October 21, 2003, the Options and Compensation Committee was composed of four Directors, three of whom were not employed by the Company. Two of the three directors who were not employed by the Company resigned as directors and members of the Options and Compensation Committee of the Board of Directors on October 21, 2003, following the redemption of the Company's Series A Preferred Stock. Mr. Targoff, independent director, was elected to the Options and Compensation Committee at the regular meeting of the Board of Directors held on December 15, 2003, the first meeting following the resignation of the two directors noted above. At such time, Mr. Lonstein resigned from the Options and Compensation Committee. Ms. Perone, an independent director, is also a member of the Options and Compensation Committee. The following report is submitted by the Options and Compensation Committee regarding compensation paid during 2003.

The Company's compensation policies are designed to attract, motivate, and retain superior talent to enable the Company to achieve its business objectives and to align the financial interest of the executive officers with the stockholders of the Company. The Company's overall compensation philosophy is to reinforce strategic objectives through the use of incentive compensation programs; align executive compensation structures with shareholder objectives to ensure a mutuality of interest in strategic decisions; and encourage significant ownership of stock in the Company to strengthen the mutuality of interest between executive officers and shareholders.

The compensation of executive officers consists of base compensation, participation in benefit plans generally available to employees, and in some instances, bonuses and/or options. In setting compensation, the Options and Compensation Committee strives to maintain base compensation for the Company's executive officers at levels which the Committee, based on its experience, believes are competitive with the compensation of comparable executive officers in similarly situated companies while relying on stock options and the bonus plan to provide significant performance incentives.

The base compensation of Messrs. Lonstein, Wallach, and Barrios were established by the employment agreements between the Company and each of them. Messrs. Laudati and Letizia do not have employment agreements with the Company. The employment agreements with Messrs. Lonstein and Wallach provide for annual increases of base compensation of five percent (5%) effective on November 1 of each year. Messrs. Lonstein and Wallach voluntarily waived such increases that would have been effective as of November 1, 2002 and waived such increases that would have been effective as of November 1, 2003 through at least December 31, 2003. Messrs. Laudati and Letizia each received two percent (2%) increases in base compensation effective July 1, 2003. Effective October 1, 2003, each of the foregoing executive officers, along with all other executive officers and certain other officers, voluntarily took a five percent (5%) reduction in base compensation until January 1, 2004. Base compensation of each of the Named Executive Officers for 2003 was slightly less than the base compensation earned by each of them in 2002.

Executive officers are eligible to participate in a bonus plan. Awards under the bonus plan are determined by the Options and Compensation Committee. The Options and Compensation Committee relies significantly on the recommendation of the Chief Executive Officer with respect to the bonus to be awarded to the other executive officers. The executive officers, as well as other key employees, may receive discretionary bonuses based on a subjective evaluation of the performance of the Company and their contributions to the Company.

The Committee periodically examines market compensation levels and trends for similar positions in comparable public companies. The Committee has determined, however, that since the Company's business is an emerging market and the Company itself was a turnaround situation, there are no reasonable comparables to benchmark compensation of the Named Executive Officers.

Periodically, the Options and Compensation Committee awards executive officers and certain other employees stock options under the Amended and Restated 2002 Stock Option and Stock Appreciation Rights Plan (the "2002 Plan"). In determining the number of options to be granted to each executive officer, the Options and Compensation Committee reviews the recommendations provided by the Chief Executive Officer with respect to the executive officers other than the Chief Executive Officer and makes a subjective determination regarding those recommendations. Four of the five Named Executive Officers received stock option grants during 2003. Total shares underlying the options granted are 60,050. The Chief Executive Officer and the Chief Operating Officer each received options to purchase 10,000 shares. The option awards to the Named Executive Officers were made at the time when option awards were made to other employees.

Generally, the Company will pay compensation to executive officers qualifying for a tax deduction pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). In certain instances, however, stock options awarded to executive officers may be Incentive Stock Options as defined in
Section 422 of the Code and will not give rise to a tax deduction if the recipient adheres to the requirements of Section 422.

Based on the individual experience of its members, the Options and Compensation Committee believes the compensation for each Named Executive Officer for 2003 was reasonable based on each executive officer's experience, level of responsibility, and the contributions made and expected to be made by each to the Company. See "Employment Agreements" for a description of the employment agreements between the Company and each of Messrs. Lonstein, Wallach, and Barrios.

Options and Compensation Committee
----------------------------------
Kathleen A. Perone
Michael B. Targoff

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In May 2000, the Company issued 157,377 shares of redeemable 8% Series A Cumulative Convertible Participating Preferred Stock (the "Series A Preferred Stock") and warrants to purchase 2,531,926 shares of the Company's common stock (the "Investor Warrants"). The two holders of substantially all (156,852 shares) of the shares of the Series A Preferred Stock were each entitled to name two of the Company's Directors. On October 21, 2003, the Company purchased and retired all the outstanding Series A Preferred Stock and all the Investor Warrants for $80,000,000, using $55,000,000 in cash from the proceeds of the private stock offering discussed below and issuing $25,000,000 in term loans. In connection with this transaction, Ms. McCuen and Messrs. Zachem, Billings, and Keller, the four members of the Company's board of directors representing the holders of the Series A Preferred Stock, resigned on the closing date.

On October 21, 2003, the Company sold 9,739,111 shares of common stock and five year warrants to purchase 3,408,689 shares of common stock for a net aggregate amount of approximately $69,942,000. The warrants have an exercise price of $7.86 per share and expire in October 2008. The private stock offering was made only to accredited investors in a transaction exempt from the registration requirements of the Securities Act of 1933. The net proceeds of the private stock offering were principally used to fund the redemption of preferred stock and warrants discussed above, the repayment of Debentures held by various funds under the control of Camden Partners, and to pay related fees and expenses. The remainder of the proceeds has been used for working capital purposes. On February 12, 2004, a Registration Statement on Form S-3, filed by the Company on behalf of the private stock offering investors as selling shareholders, was declared effective. The Company will not receive any proceeds from any sales of stock under this registration statement.

On February 1, 2002, the Company issued Senior Subordinated Debentures (the "Debentures") and warrants to purchase, initially, 2,000,000 shares of the common stock of the Company (the "Initial Camden Warrants") (subject to adjustments as discussed below) to various funds controlled by Camden Partners (the "Investors") in exchange for $10,000,000. The proceeds of the sale of the Debentures and warrants were used to fund a portion of the cost of the AmQUEST Acquisition. The Company had the option to pay interest in the form of (a) cash,
(b) additional Debentures, or (c) a combination of cash and additional Debentures. The Company chose to make the interest payments due July 31, 2002, January 31, 2003, and July 31, 2003 using an aggregate of $1,910,160 of additional Debentures. The Initial Camden Warrants were issued pursuant to a Warrant Agreement dated as of February 1, 2002 by and between the Company and the Investors and are subject to certain customary anti-dilution adjustments. The exercise price of the Initial Camden Warrants is $5.86 per share and they expire on January 31, 2007. Initial Camden Warrants could be cancelled, in part, upon the prepayment of the Debentures. On October 21, 2003, the Company repaid the all the Debentures and interest accrued through that date in the amount of $12,227,000, and also cancelled 937,500 of the Initial Camden Warrants.

Jack Silver, a beneficial owner of more than 5% of the Company's common stock, received a finder's fee of $300,000 from the Company in connection with the private placement of common stock consummated on October 21, 2003.

As of December 31, 2003, Mr. Lonstein was indebted to the Company in the amount of $89,045. This indebtedness is payable on demand and bears interest at the prime rate of interest plus 1% per annum.

As of December 31, 2003, Mr. Wallach was indebted to the Company in the amount of $99,082. This indebtedness is payable on demand and bears interest at the prime rate.

As of December 31, 2003, Mr. Laudati is indebted to the Company in the amount of $37,935. This indebtedness is payable on demand and bears interest at the prime rate.

In accordance with the Sarbanes-Oxley Act of 2002, no further advances are being made to the Company's officers, other than accrued interest on outstanding balances.

STOCK PERFORMANCE GRAPH

The accompanying graph compares cumulative total stockholder return on the Company's common stock with the NASDAQ Domestic Stock Index and the NASDAQ Computer and Data Processing Services Index (SIC Code 737). The graph assumes that $100 was invested in the Company's common stock and each index on December 31, 1998.

                       [GRAPHIC REPLACED WITH CHART BELOW]

                                     STOCKHOLDER RETURN
                                      AS OF DECEMBER 31,
                        --------------------------------------------------
                        1998     1999     2000     2001      2002     2003

Company Common Stock    $100     $232      $56      $56       $57     $111

NASDAQ Domestic Index    100      185      112       89        61       92

NASDAQ Computer and
  Data Processing
  Services Index         100      220      101       82        56       74



             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the executive officers and Directors of the Company, and persons who beneficially own more than ten percent of the Company's Common Stock, to file reports of ownership of Company securities and changes of ownership with the Securities and Exchange Commission. Copies of those reports must also be furnished to the Company.

Based solely on a review of the copies of reports furnished to the Company, the Company believes that during the twelve months ended December 31, 2003, persons beneficially owning more than ten percent of the Company's Common Stock complied with all applicable Section 16(a) filing requirements on a timely basis. Based solely on a review of the copies of reports furnished to the Company and the results of its review to date, the Company currently believes that the following reports on Form 4 by Executive Officers and Directors were not filed during the twelve months ended December 31, 2003: for Ms. Perone and Mr. Targoff, four reports each; for Mr. DaPuzzo, three reports; for Messrs. Lonstein, Wallach, Laudati, Lazarewicz, and Wilczak, two reports each, and Messrs. Letizia and McHale, one report each. Messrs. Dolan, Cortens, and Barrios did not have transactions reportable under Section 16(a) during 2003. The Company will use its best efforts to ensure that each report will be filed shortly by the reporting person.

                   INFORMATION CONCERNING INDEPENDENT AUDITORS

Fees billed by Ernst & Young, LLP, the Company's Independent Auditors

                                              FOR THE YEARS ENDED DECEMBER 31,
                                          --------------------------------------
                                                2003                 2002
                                          -----------------    -----------------
AUDIT FEES                                $       420,700      $      248,0000
AUDIT-RELATED FEES - FOR AN SAS-70
    AUDIT IN 2003 AND FOR DUE
    DILIGENCE RELATED TO THE AMQUEST
    ACQUISITION AND BENEFIT PLAN AUDITS
    IN 2002                                        35,000               44,795
TAX FEES - FOR CORPORATE RETURN
    PREPARATION AND TAX AUDIT SUPPORT             101,945              86,1355
                                             --------------        -------------
                                          $       557,645      $       378,930
                                             ==============        =============

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent auditor. Unless the specific service has been previously approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it.

REPRESENTATION AT THE MEETING

A representative of Ernst & Young, LLP is expected to be present at the Meeting. Such representative will have an opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions. Ernst & Young, LLP, has been selected to audit the Company's financial statements for the year ending December 31, 2004.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communications with Audit Committees). In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 and considered the compatibility of non-audit services with the auditors' independence.

The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held six meetings during the year ended December 31, 2003 and took four actions by written consent.

The independent auditors also provided the Audit Committee with the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent auditors that firm's independence with respect to the Company and its management. The Committee has also reviewed the Sarbanes-Oxley Act of 2002 with respect to auditor independence and has defined the amount and scope of services that may be performed by the independent auditors consistent with maintaining the auditors' independence. The Audit Committee requires that all services of the independent auditors be pre-approved by the Audit Committee. The Audit Committee has considered whether the independent auditors provision of non-audit services to the Company and the audit and non-audit fees paid to the independent auditors, are compatible with maintaining the independent auditors' independence. On the basis of its review, the Audit Committee determined that the independent auditors have the requisite independence.

Based on the Audit Committee's discussions with management and the independent auditors, the Audit Committee's review of the audited financial statements, the representations of management regarding the audited financial statements, and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

Audit Committee
---------------
Kathleen A. Perone, Chairperson
Peter J. DaPuzzo
Michael B. Targoff


                 PROPOSAL II - APPROVAL OF THE AMENDMENT OF THE
         COMPANY'S 2002 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN


On April 26, 2004, the Board of Directors adopted a resolution, subject to stockholder approval, to amend the Company's 2002 Stock Option and Stock Appreciation Rights Plan (the "Plan"). If the amendment to the Plan is adopted, the number of shares for which options may be granted under the plan will increase from 1,000,000 to 2,000,000.

The Board of Directors believes that it is important to have an option plan providing for the issuance of stock options to provide adequate incentives to the Company's employees and directors and remain competitive with option programs available at similar companies. As of the Record Date, there were 284,883 shares available for grant. The Company may wish to make additional grants to existing employees, new employees gained through normal growth or future business acquisitions (although the Company has no definitive plans for any such acquisitions at this time), or for other purposes. The Board of Directors believes that it is important to have additional shares available under the Plan to provide adequate incentives to the Company's workforce.

The affirmative vote of the holders of a majority of the shares of common stock voting at the Meeting, in person or by proxy, is necessary for approval of the amendment to the Plan and, unless this vote is received, the amendment to the Plan for the increase in the number of options available for grant will not become effective. Abstentions will have the same effect as voting against the proposal to approve the amendment to the Plan, while broker non-votes have no effect on the outcome of this proposal.

The essential features of the Plan are summarized below. This summary does not purport to be a complete description of all the provisions of the Plan, and is subject to and qualified in its entirety by reference to the complete text of the Plan, as amended, which has been filed with the Securities and Exchange Commission with this Proxy Statement. Any stockholder of the Company who wishes to obtain a copy of the actual Plan document may do so upon written request to the Secretary of the Company at the following address: Corporate Secretary, Infocrossing, Inc., 2 Christie Heights Street, Leonia, NJ 07605.

PURPOSE OF THE PLAN

The purpose of the Plan is to provide incentives to selected Directors, officers, employees, and consultants of the Company and its subsidiaries, by providing them with the opportunity to realize stock appreciation, by facilitating stock ownership, and by rewarding them for achieving a high level of corporate performance. The Plan is also intended to facilitate recruiting and retaining key personnel of outstanding ability.

ADMINISTRATION

The Board of Directors may appoint a separate committee or direct the compensation committee to assist the Board in administering the Plan. The Plan provides that any committee that will assist in administering the Plan shall consist of not less than three members of the Board, no less than two of whom shall be Non-Employee Directors; provided, that any grants made by such committee shall be approved solely by a majority of the Non-Employee Directors. The Board of Directors may take any action that may be taken by any committee assisting with the administration of the Plan. Except with respect to options granted to Non-Employee Directors for attending certain meetings of the Board of Directors, as described below, any committee assisting the Board of Directors in administering the Plan has the power to grant options under the Plan and to determine when and to whom options will be granted, and the form, amount and other terms and conditions of each grant, subject to the provisions of the Plan. Any such committee will have the authority to interpret the Plan and any grant or agreement made thereunder. The Options and Compensation Committee of the Board of Directors is currently responsible for the administration of the Plan.

ELIGIBILITY

The Plan provides for grants to all employees of the Company and its subsidiaries of "Incentive Stock Options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and for grants of non-qualified options to employees, officers, Directors and consultants of the Company and its subsidiaries. Additionally, the Plan provides that each unaffiliated Director shall automatically be granted a stock option covering 1,250 shares for each meeting of the Board of Directors attended by that Director. A "meeting" for purposes of the preceding sentence shall include only those meetings of the Board of Directors when at least a majority of the Directors are present at a single location. All employees (including executive officers) and all Directors are eligible to receive options under the Plan.

TYPES OF GRANTS

The Company has discretion to determine whether an option grant shall be an Incentive Stock Option or a Non-Qualified Stock Option. Subject to certain restrictions applicable to Incentive Stock Options, options will be exercisable by the recipients at those times as are determined by the Options and Compensation Committee, but in no event may the term of an option be longer than ten years after the date of grant (five years with respect to an Incentive Stock Option granted to an employee holding 10% or more of the Company's stock). Both Incentive Stock Options and Non-Qualified Stock Options may be granted to recipients at such exercise prices as the Options and Compensation Committee may determine, except that the exercise price of an Incentive Stock Option shall not be less than 100% of the fair market value of the stock on the date of its grant (110% in the case of a grant to a 10% or greater stockholder) and the exercise price of a non-qualified option granted to a non-management Director shall be the fair market value of the stock on the date of grant.

The purchase price payable upon exercise of options may be paid (1) in cash, (2) by delivering, subject to the approval of the Options and Compensation Committee, stock already owned by the holder (where the fair market value of the shares delivered on the date of exercise is equal to the option price of the stock being purchased), (3) with the proceeds of a loan from an independent broker-dealer whereby the loan is secured by the option or the stock to be received upon exercise, or (4) a combination of the foregoing.

TRANSFERABILITY

During the lifetime of an employee to whom an option has been granted, only the employee, or the employee's legal representative, may exercise an option. No options may be sold, assigned, transferred, exchanged or otherwise encumbered except to a successor in the event of an option holder's death.

STOCK APPRECIATION RIGHTS

Options may be accompanied by either general or limited stock appreciation rights. Upon exercising a stock appreciation right, a related option shall no longer be exercisable, and the option shall be considered to have been exercised to that extent for purposes of determining the number of shares available for the grant of further options. Upon exercise of a right, the holder receives the difference between the fair market value per share on the date the right is exercised and the purchase price per share at which the option is exercisable, multiplied by the number of shares with respect to which the right is being exercised. A limited right, however, may be exercised only during the period of a tender or exchange offer for the Company's shares.

AMENDMENT OR TERMINATION

The Board of Directors may, subject to obtaining stockholder approval to the extent required by applicable NASDAQ rules, amend or discontinue the Plan but no amendment or termination shall be made that would impair the rights of any holder of any option granted before the amendment or termination.

FEDERAL TAX CONSIDERATIONS

The Company has been advised by its outside counsel that the grant, exercise, and sale of options and stock under the Plan generally results in the following tax events for United States citizens under current United States Federal income tax laws.

Incentive Stock Options - A recipient will realize no taxable income, and the Company will not be entitled to any related deduction, at the time an Incentive Stock Option is granted under the Plan. No taxable income will result upon the exercise of an Incentive Stock Option and the Company will not be entitled to any deduction in connection with that exercise. If certain statutory employment and holding period conditions are satisfied before the recipient disposes of shares acquired pursuant to the exercise of such an option, then upon disposition of the shares after expiration of the statutory holding periods, any gain or loss realized by a recipient will be a capital gain or loss. The Company will not be entitled to a deduction with respect to a disposition of the shares by a recipient after the expiration of the statutory holding periods.

Except in the event of death, if shares acquired by a recipient upon the exercise of an Incentive Stock Option are disposed of by the recipient before the expiration of the statutory holding periods, the recipient will be considered to have realized, as compensation taxable as ordinary income in the year of disposition, an amount, not exceeding the gain realized on the disposition, equal to the difference between the exercise price and the fair market value of the shares on the date of exercise of the option. The Company will be entitled to a deduction at the same time and in the same amount, since the recipient is deemed to have realized ordinary income. Any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively.

The foregoing discussion applies only for regular tax purposes. For alternative minimum tax purposes, at the time of exercise of an Incentive Stock Option, the recipient would realize income includable in alternative minimum taxable income.

Non-Qualified Stock Options - A recipient will realize no taxable income, and the Company will not be entitled to any related deduction, at the time a Non-Qualified Stock Option is granted under the Plan. At the time of exercise of a Non-Qualified Stock Option, the recipient would realize ordinary income, and the Company would be entitled to a deduction, equal to the excess of the fair market value of the stock on the date of exercise over the exercise price. Upon disposition of the shares, any additional gain or loss realized by the recipient will be taxed as a capital gain or loss.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE AMENDMENT
          OF THE 2002 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table presents information, as of December 31, 2003, regarding securities authorized for issuance under the Company's 1992 Stock Option and Stock Appreciation Rights Plan and the Company's 2002 Stock Option and Stock Appreciation Rights Plan.

                                         -------------------------    --------------------------    --------------------------
                                         NUMBER OF SECURITIES TO          WEIGHTED AVERAGE            NUMBER OF SECURITIES
                                         BE ISSUED UPON EXERCISE          EXERCISE PRICE OF          REMAINING AVAILABLE FOR
                                          OF OUTSTANDING OPTIONS         OUTSTANDING OPTIONS             FUTURE ISSUANCE
                                         -------------------------    --------------------------    --------------------------
Two qualified Stock Option Plans -
previously approved by stockholders (1)         1,530,754                      $8.735                      737,833 (2)

     (1) Includes the Company's 1992 Stock Option and Stock Appreciation Rights Plan and the Company's 2002 Stock Option and Stock Appreciation Rights Plan. The 1992 Stock Option and Stock Appreciation Rights Plan was approved by the stockholders of the Company in September 1992. No further grants may be made under the 1992 Stock Option and Stock Appreciation Rights Plan. The 2002 Stock Option and Stock Appreciation Rights Plan was approved by the stockholders of the Company in June 2002.

     (2) The above table does not reflect the proposed increase in the number of shares authorized to be issued under the 2002 Stock Option and Stock Appreciation Rights Plan from 1,000,000 to 2,000,000 shares pursuant to Proposal II above.

In addition to shares authorized for issuance under the foregoing plans, at December 31, 2003, the Company has reserved 4,566,189 common shares for issuance upon exercise of the following warrants: (i) 1,062,500 shares exercisable at $5.86 per share expiring January 31, 2007; (ii) 65,000 shares exercisable at $18.00 per share expiring September 16, 2010; (iii) 30,000 shares exercisable at $19.25 per share expiring June 5, 2004; and (iv) 3,408,689 shares exercisable at $7.86 per share expiring October 20, 2008.

                  STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

In order for a stockholder proposal to be considered for inclusion in the Company's Proxy Materials for the 2005 Annual Meeting, it must be received by the Company's Secretary at 2 Christie Heights Street, Leonia, NJ 07605, no later than January 13, 2005.


                                 OTHER BUSINESS

The Board of Directors knows of no other business to be acted upon at the Meeting other than the matters described in this Proxy Statement. If other business is properly presented for consideration at the Meeting, or any adjournment thereof, the enclosed Proxy shall be deemed to confer discretionary authority on the persons named therein to vote the shares represented by such Proxy as to such other business.

The Board of Directors would appreciate the prompt return of the enclosed Proxy, signed and dated.


                                  ANNUAL REPORT

  A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003 WILL BE PROVIDED WITHOUT CHARGE UPON WRITTEN REQUEST TO THE
    SECRETARY OF THE COMPANY AT 2 CHRISTIE HEIGHTS STREET, LEONIA, NJ 07605.

                                   APPENDIX A

                           AUDIT COMMITTEE CHARTER OF
                               INFOCROSSING, INC.
                                 APRIL 26, 2004
         The Board of Directors of Infocrossing, Inc. (the "Company") has
adopted this Charter to govern the operations of the Audit Committee (the "Committee") of the Company's Board of Directors. The Committee shall review and reassess the Charter at least annually. It shall report the findings of such review and reassessment to the Company's Board of Directors at least annually. At such time, the Board of Director's will determine if any modifications to this Charter are required.

ORGANIZATION OF THE AUDIT COMMITTEE

         The Committee shall be appointed by the Board of Directors and shall comprise at least three Directors, each of whom are independent of management and the Company. Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company and otherwise meet the independence requirements of applicable SEC and NASDAQ rules. All Committee members shall be financially literate, and at least one member shall have accounting or related financial management expertise. The Company's Board of Directors shall appoint one of the members as Chairperson of the Committee.

STATEMENT OF POLICY

         The Audit Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the stockholders, potential stockholders, the investment community, and others relating to the Company's financial statements and financial reporting process; the systems of internal accounting and financial controls; the annual independent audit of the Company's financial statements; and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

         The primary responsibility of the Committee is to oversee the Company's accounting and financial reporting processes and audits of the Company's financial statements on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee, in discharging its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set overall corporate policies for quality financial reporting, sound business risk practices, and ethical behavior.

         The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

o The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Committee and the Board, as representatives of the Company's stockholders.

o The Committee shall have the ultimate authority and responsibility to appoint, establish the compensation for, evaluate and, where appropriate, replace the independent auditors, and the independent auditors shall report directly to the Committee.

o The Committee shall review and approve the independent auditors' compensation and proposed terms of their engagement.

o The Committee shall pre-approve all audit and permitted non-audit services provided to the Company by the independent auditors. The Committee may delegate to one or more of its members, to the extent permitted by applicable SEC and NASDAQ rules, the authority to grant pre-approvals required hereunder. The decisions of any member to whom authority is delegated to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

o The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. The Committee shall discuss any disclosed relationships between the outside auditor and the Company and the impact of such relationships on the outside auditor's independence. The Committee shall take, or recommend that the Board take, the appropriate action to oversee the independence of the outside auditor.

o The Committee shall develop guidelines for the Company's hiring of employees of the independent auditors who were engaged on the Company's account, which shall include a prohibition on hiring any such employee as principal executive officer, principal financial officer, principal accounting officer, controller, or any equivalent positions, during one-year periods prior to the commencement of the audit. .

o The Committee shall discuss with the independent auditors the overall scope and plans for their audit including the adequacy of staffing and compensation. Also, the Committee shall discuss with management and the independent auditors the adequacy and effectiveness of the Company's accounting and financial controls, including systems to monitor and manage business risk as well as legal and ethical compliance programs. Further, the Committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examination.

o The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The Chairperson of the Committee may represent the entire Committee for the purpose of this review.

o The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The Committee shall determine whether to recommend inclusion of the Company's annual financial statements in the Company's Annual Report on Form 10-K.

o The Committee shall prepare the audit report required by the Securities and Exchange Commission to be included in the proxy statement used in connection with the annual meeting of the Company's stockholders.

o The Committee shall review as appropriate with the Company's Principal Executive Officer and Principal Financial Officer the contents of the personal certifications required to be made by them pursuant to Sections 302 and 906 of the Sarbanes Oxley Act of 2002.

o The Committee shall review the Company's policies and procedures regarding compliance with applicable laws and regulations, which shall include a Code of Ethics that complies with the requirements promulgated under Section 406 of the Sarbanes Oxley Act of 2002 and a Code of Conduct that complies with the standards contained in NASDAQ rules.

o The Committee shall, to the extent required by the Company's Code of Ethics and Conduct Code of Conduct, review and approve all related party transactions and any modifications thereto and, to the extent appropriate, consult with management, legal counsel, and the independent auditors to ensure that such transactions are effected and disclosed in conformity with applicable legal requirements and the Company's Code of Ethics and Conduct Code of Conduct.

o The Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters or suspected violations of the Company's Code of Ethics, Code of Conduct or other policies and procedures of the Company, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters or suspected violations of the Company's Code of Ethics, Code of Conduct or other policies and procedures.

o The Committee shall have the authority to retain, establish the compensation for and terminate outside counsel and other experts and advisors, including public accountants, as it determines appropriate to assist in the full performance of its functions.

o The Company shall provide for appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for payment of: compensation to independent auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; compensation to any advisers appropriately employed by the Committee; and ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

o In order to fulfill its obligations hereunder, the Committee shall meet as often as it deems necessary. Such meetings may be conducted in person or via telephonic conferencing equipment. The Committee shall maintain written minutes of all meetings and provide copies of such minutes to the Company's Board of Directors.

                                   APPENDIX B

                               INFOCROSSING, INC.

                                 CODE OF ETHICS

BUSINESS INTEGRITY

Infocrossing, Inc. (the "Company") must live by its core values, one of which is integrity. Having integrity means being honest, trustworthy and truthful. In short, it's "doing the right thing" when conducting Company business. To act with integrity enhances the Company's ability to achieve its vision and business objectives.

The Company is committed to the highest standards of business conduct in its relationships with employees, customers, suppliers and shareholders. This means conducting business in accordance with the spirit and letter of applicable laws and regulations.

This Code of Ethics (the "Code"), which applies to the Company's principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions (individually, a "Covered Person" and collectively, the "Covered Persons"), provides a statement of certain fundamental principals and key policies and procedures that govern the conduct of the Company's business.

The Code is designed to deter wrongdoing by the Company and Covered Persons and to promote:

o Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, including disclosure to the Audit Committee of the Board of Directors of the Company (the "Audit Committee") of any material transaction or relationship that reasonably could be expected to give rise to such a conflict;

o Full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities Exchange Commission (the "SEC"), and in other public communications made by the Company;

o    Compliance with applicable governmental laws, rules and regulations;

o The prompt internal reporting to the Audit Committee of violations of the Code; and

o    Accountability for adherence to the Code.

Each Covered Person must follow the policies in the Code. Each Covered Person is responsible for demonstrating, by actions and words, a continuing personal commitment to do what the law and the Code require.

COMPLIANCE

It is the Company's policy to prevent the occurrence of unethical or unlawful conduct in its business, to halt any such conduct promptly, and to discipline those who engage in such conduct, as well as individuals who fail to exercise appropriate supervision and oversight. To that end, Covered Persons are expected to behave in an ethical manner in all maters related to the Company's business and are expected to use their best efforts to comply with all governmental laws, rules and regulations that apply to the Company's business.

Noncompliance with the Code can have severe consequences for both the Company and the individuals involved. In addition to potentially damaging the Company's reputation, trade and customer relations, and business opportunities, conduct that violates the Code may also violate applicable laws, rules or regulations. These violations can subject Covered Persons and the Company to civil liability and criminal prosecution. Covered Persons who violate the Code or applicable laws, rules or regulations also will be subject to discipline that could include termination of employment.

If a Covered Person becomes aware of a possible violation of an applicable law, rule or regulation, the Code or a related policy, he or she must promptly report that information to the Audit Committee. All reports will be treated confidentially to the extent possible and will be investigated. If there is any doubt as to a particular matter being a violation, it should be reported. There will be no retaliation for making reports in good faith.

CONFLICTS OF INTEREST

To maintain the highest degree of integrity in the conduct of the Company's business and to maintain a Covered Person's independent judgment, he or she must, except as otherwise approved by the Audit Committee, avoid any activity or personal interest that creates or appears to create a conflict between his or her interests and the interests of the Company. A conflict of interest arises any time a Covered Person has two or more duties or interests that are mutually incompatible and conflict with the proper and impartial fulfillment of his or her duties, responsibilities or obligations to the Company.

Conflicts of interest include a Covered Person making a significant investment that may affect his or her business decisions, owning a significant financial interest in or being employed by an organization that is in competition with the Company, or owning a significant financial interest in or being employed by any customer, supplier or other organization that does or seeks to do business with the Company. Covered Persons shall not enter into any of these transactions or activities without the prior approval of the Audit Committee.

In addition, Covered Persons must be sensitive to issues of security, confidentiality and conflicts of interest if their spouse or an immediate family member is a competitor or supplier of the Company, or is employed by a competitor or supplier. Neither the Company, nor any Covered Person acting on behalf of the Company, shall knowingly enter into any material transaction with any Covered Person, or an immediate family member of a Covered Person, or any material transaction with any entity in which a Covered Person, or an immediate family member of a Covered Person, has any material interest, directly or indirectly, without the prior approval of the Audit Committee. If a Covered Person has any doubts or questions about a possible conflict, he or she must discuss the matter with the Company's General Counsel before taking any action.

INSIDER TRADING

Except as otherwise permitted by law (e.g., pursuant to a properly adopted plan that satisfies all of the requirements of SEC Rule 10b5-1), Covered Persons are prohibited from insider trading (buying or selling the Company's securities when they are in the possession of material, nonpublic information) and tipping (passing such information on to someone who may buy or sell securities). This prohibition applies to the Company's securities and the securities of other companies if Covered Persons learn material, nonpublic information about them in the course of performing their duties for the Company.

Information is considered material if (a) there is a substantial likelihood that a reasonable investor would find the information important in determining whether or not to trade in a security or (b) the information, if made public, would likely affect the market price of a company's securities. Examples of material information include unannounced dividends, earnings, financial results, new or lost contracts or products, sales results, important personnel changes, business plans, possible mergers, acquisitions or divestitures or joint ventures, and important regulatory, judicial and legislative actions.

Information is considered nonpublic unless it has been adequately disclosed to the public, which means that the information must be publicly disclosed and adequate time must have passed for the securities markets to digest the information. Adequate disclosure includes public filings with securities regulatory authorities and the issuance of press releases, which may include meetings with members of the press and the public. A delay of two business days is generally considered a sufficient period for routine information to be absorbed by the market. A longer period of delay may be considered appropriate for more complex transactions.

Covered Persons may not disclose inside information to anyone, including other employees, unless the person receiving the information has a legitimate, business-related need to know. If an employee leaves the Company, he or she must maintain the confidentiality of that information until it has been adequately disclosed to the public. If there is any question as to whether information regarding the Company or any other company the Company has dealings with is material or has been adequately disclosed to the public, the General Counsel must be contacted.

ACCURACY AND COMPLETENESS OF DOCUMENTS AND RECORDS

All Covered Persons must follow the highest standards of accuracy and completeness in preparing any business document or record. The following principles must be observed:

o Covered Persons shall maintain complete, accurate and timely records and accounts to reflect all business transactions.

o Covered Persons shall not establish any unrecorded fund for any purpose without proper documentation.

o Covered Persons shall not make any false entry or misrepresentation in a business document or record.

o Covered Persons shall not make or authorize any payment on behalf of the Company with the intention or understanding that any part of such payment is for a purpose other than that described by the documents or records supporting the payment.

The Company may, from time to time, be called upon to submit certain documents and records to various governmental agencies for many purposes; for example, to support payment for goods and services provided, to obtain necessary licenses or to establish compliance with applicable legal requirements. All such submissions to governmental agencies must be prepared with the highest standards of accuracy and completeness. Inaccurate submissions to a governmental agency could subject the Company and any Covered Persons involved to civil liability or criminal prosecution.

ACCURACY AND COMPLETENESS OF SEC AND OTHER FILINGS

The Company is required to make periodic filings with the SEC and NASDAQ. All such filings must be prepared with the highest standards of accuracy and completeness. In preparing such filings, Covered Persons shall follow the Company's accounting procedures, as well as all generally accepted accounting principles, standards, laws and regulations for accounting and financial reporting of transactions. Inaccurate filings to the SEC, NASDAQ or any other government agency or organization could subject the Company and any Covered Persons involved to civil liability or criminal prosecution. In order to ensure that all such filings are prepared with the highest standards of accuracy and completeness:

Covered Persons shall maintain complete and accurate documents and records in accordance with the principles set forth above.

Covered Persons shall cause the Company to maintain disclosure controls and procedures and internal controls over financial reporting to ensure that financial and non-financial information required to be disclosed by the Company in reports filed with or submitted to the SEC are accurately and completely recorded, processed, summarized and reported in a timely manner.

Covered persons shall provide timely, candid forecasts and assessments to other members of management.

Covered persons shall not make any false entry or misrepresentation in a business document, record or report.

DOCUMENT RETENTION

The Company and each Covered Person shall comply with all laws and regulations relating to the preservation of records. Under no circumstances are records to be destroyed selectively or maintained outside the Company's premises or designated storage facilities.

If the existence of a subpoena or impending government investigation is known or reported to a Covered Person, he or she must promptly report such information to the Audit Committee and the General Counsel. Covered Persons must retain all records that may be responsive to a subpoena or pertain to an investigation. Any questions regarding whether a record pertains to an investigation should be directed to the General Counsel.

REPORTING VIOLATIONS

If a Covered Person knows of or suspects a violation of applicable laws, rules or regulations, the Code or the Company's related policies, he or she must immediately report that information to the Audit Committee. No Covered Person reporting a suspected violation will be subject to retaliation as a result of a good faith report.

INVESTIGATIONS OF VIOLATIONS

Reported violations will be promptly investigated. It is imperative that the Covered Person reporting the violation refrain from conducting a preliminary investigation of their own. Investigations of alleged violations may involve complex legal issues. Covered Persons who act on their own may compromise the integrity of an investigation and adversely affect both themselves and the Company.

DISCIPLINE FOR VIOLATIONS

The Company intends to use every reasonable effort to prevent the occurrence of conduct not in compliance with applicable laws, rules and regulations, the Code and its related policies and to halt any such conduct that may occur as soon as reasonably possible after its discovery. Covered Persons who violate the law, the Code and other policies and procedures may be subject to disciplinary action, up to and including discharge. In addition, disciplinary action, up to and including discharge, may be taken against any Covered Person who directs or approves infractions or has knowledge of them and does not move promptly to correct them in accordance with the Company's policies.

AMENDMENT OR WAIVER

The Board may amend, or waive any provision of, the Code at any time; provided however that any such amendment or waiver shall promptly be disclosed as required by applicable SEC rules.

DISCLOSURE

A copy of the Code, including any amendments, shall be filed as an exhibit to the Company's Annual Report on Form 10-K.

                                  FORM OF PROXY
                                      FRONT

                                      PROXY

                               INFOCROSSING, INC.
                  PROXY FOR THE ANNUAL MEETING ON JUNE 15, 2004

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Zach Lonstein and Robert B. Wallach proxies, each with the power to appoint his substitute and with authority in each to act in the absence of the other, to represent and to vote all shares of stock of Infocrossing, Inc. (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 2 Christie Heights Street, Leonia, New Jersey, on Tuesday, June 15, 2004 at 9:00AM local time, and at any adjournments thereof, (the "Meeting") as indicated on the proposals described in the Proxy Statement and all other matters properly coming before the Meeting.

       (Continued, and to be marked, dated and signed, on the other side)


                                  FORM OF PROXY
                                     REVERSE

                                      PROXY

THIS PROXY WILL BE VOTED, AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS.

A VOTE FOR THE ELECTION OF THE NOMINEES LISTED BELOW IS RECOMMENDED BY THE BOARD
                                  OF DIRECTORS


I.  ELECTION OF DIRECTORS                     II.  PROPOSAL to approve the
                                              amendment to the 2002 Stock Option
FOR the election of Kathleen A.               and Appreciation Rights Plan to
Perone and Michael B. Targoff       [ ]       increase the number of shares for
                                              which options may be granted to
WITHHOLD authority to vote for                2,000,000.
all Nominees                        [ ]
                                              FOR PROPOSAL II                [ ]
To withhold authority to vote
for any individual Nominee,                   AGAINST PROPOSAL II            [ ]
write that Nominee's name
name in the space below.                      ABSTAIN FROM PROPOSAL II       [ ]

---------------------------------------
                                              III. In their descretion, the
                                              Proxies are authorized to vote
                                              upon such other business as may
                                              properly come before the Meeting.





Signature                       Signature                         Date
         -----------------------         -------------------------    ----------
NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.